UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 29, 2008
WSI Industries, Inc.

(Exact name of Registrant as Specified in its Charter)
Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607

(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362

(Address Of Principal Executive Offices)	(Zip Code)
(763) 295-9202

Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 29, 2008, WSI Industries, Inc. (the “Company”) entered into a Second Amendment to Employment Agreement and a Second Amendment to Employment Change in Control Agreement with Michael J. Pudil, its Chief Executive Officer. On December 29, 2008, the Company also entered into a Second Amendment to Employment Change in Control Agreement with Paul D. Sheely, its Chief Financial Officer. Each of these amendments was approved by the Compensation Committee of the Board of Directors of the Company and are attached hereto as Exhibits 10.1 through 10.3. These amendments to the employment and employment change in control agreements reflect several technical changes that are designed to make these agreements comply with the requirements of Section 409A of the Internal Revenue Code of 1986.
Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement dated December 29, 2008 by and between WSI Industries, Inc. and Michael J. Pudil.

10.2	Second Amendment to Employment Change in Control Agreement dated December 29, 2008 by and between WSI Industries, Inc. and Michael J. Pudil.

10.3	Second Amendment to Employment Change in Control Agreement dated December 29, 2008 by and between WSI Industries, Inc. and Paul D. Sheely.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WSI INDUSTRIES, INC.
By:	/s/ Michael Pudil
Michael Pudil
President and Chief Executive Officer

Date: December 30, 2008